Exhibit 10(x)

THIRD AMENDMENT TO

REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of January 27, 2004, by and among AARON RENTS, INC., a Georgia corporation (the “Borrower”), AARON RENTS, INC. PUERTO RICO, a Puerto Rico corporation (the “Co-Borrower,”) together with the Borrower, the “Borrowers”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”), SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”) and WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, as Syndication Agent (“Syndication Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a certain Revolving Credit Agreement, dated as of March 30, 2001, as amended, by that certain Amendment No. 1 to Revolving Credit Agreement, dated as of October 31, 2002 and as amended by that certain Amendment No. 2 to Revolving Credit Agreement, dated as of April 30, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers;

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows:

1.             Amendments.

(a)  Section 1.1 of the Credit Agreement is hereby amended by replacing the reference to “the third anniversary date of this Agreement” contained in the definition of “Revolving Commitment Termination Date” with “May 30, 2004”.

(b)  Section 1.1 of the Credit Agreement is hereby amended by replacing the reference to “$20,000,000” contained in the definition of “Permitted Acquisition” with “$30,000,000”.

(c)  Section 7.1 of the Credit Agreement is hereby amended by replacing subsection (k) of such Section in its entirety with the following:

(k)        other unsecured Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

2.             Conditions to Effectiveness of this Amendment. This Amendment shall become effective when the Administrative Agent shall have received executed counterparts to this Amendment from the Borrowers, the Guarantor and the Required Lenders.

3.             Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrowers hereby represent and warrant to the Lenders and the Agent that:

(a)           The execution, delivery and performance by the Borrowers of this Amendment (i) are within the Borrowers’ power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action;

(iii) are not in contravention of any provision of the Borrowers’ certificates of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrowers or any of their Subsidiaries is a party or by which the Borrowers or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrowers or any of their Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person;

(b)           This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable against each Borrowers in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(c)           After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.             Reaffirmations and Acknowledgments.

(a)           Reaffirmation of Guaranty.  The Guarantor consents to the execution and delivery by the Borrowers of this Amendment and ratifies and confirms the terms of the Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. The Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrowers to the Lenders or any other obligation of the Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrowers, the Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantor under the Guaranty Agreement.

5.             Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6.             Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia and all applicable federal laws of the United States of America.

7.             No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8.             Costs and Expenses.  The Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

9.             Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10.           Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11.           Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrowers and the Guarantor, by their respective authorized officers as of the day and year first above written.

BORROWERS:

AARON RENTS, INC

By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President,
Chief Financial Officer

AARON RENTS, INC. PUERTO RICO

By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	President

GUARANTOR:

AARON INVESTMENT COMPANY

By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Vice President and Treasurer

LENDERS:

SUNTRUST BANK, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By:	/s/ Donald M. Thompson
Name:	Donald M. Thompson
Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, as Syndication Agent and as a Lender

By:	/s/ William F. Fox
Name: William F. Fox
Title: Vice President

REGIONS BANK, as a Lender

By:	/s/ Stephen H. Lee
Name: Stephen H. Lee
Title: Senior Vice President

SOUTHTRUST BANK, as a Lender

By:	/s/ R. Fontenot
	Name:	R. Fontenot
	Title:	Vice President

BRANCH BANKING & TRUST CO., as a Lender

By:	/s/ Paul E. McLaughlin
Name: Paul E. McLaughlin
Title: Senior Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Christopher C. Motten
	Name:	Christopher C. Motten
	Title:	Assistant Vice President

BANK LEUMI USA, as a Lender

By:	/s/ Joung Hee Hong
	Name:	Joung Hee Hong
	Title:	Vice President

ISRAEL DISCOUNT BANK MIAMI AGENCY, as a Lender

By:	/s/ Roberto R. Munoz
	Name:	Roberto R. Munoz
	Title:	Senior Vice President
Chief Lending Officer for Florida

By:	/s/ David Keinan
	Name:	David Keinan
	Title:	Senior Vice President
Regional Manager for Florida